UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2025

Crown Castle Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02-DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Transition

On March 24, 2025, Crown Castle Inc. (“Company”) announced that Steven J. Moskowitz ceased to serve as the Company’s President and Chief Executive Officer (“CEO”), effective March 23, 2025. In connection with Mr. Moskowitz’s departure, the Company’s board of directors (“Board”) appointed Daniel K. Schlanger, the Company’s Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), to serve as Interim President and CEO of the Company (“Interim CEO”), effective March 23, 2025, while the Board conducts a search to identify a successor President and CEO. Upon the appointment of a successor President and CEO, Mr. Schlanger is expected to be appointed EVP and Chief Transformation Officer of the Company.

Biographical and other information about Mr. Schlanger is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2024. Mr. Schlanger will continue in his role as CFO of the Company until April 1, 2025, at which time Sunit Patel will assume the role of EVP and CFO as previously announced on March 12, 2025. As a result of becoming Interim President and CEO, Mr. Schlanger will no longer experience a qualifying termination pursuant to (or become eligible to receive payments and benefits under) his severance agreement with the Company effective April 2016 (“CFO Severance Agreement”) when he ceases to serve as CFO.

Mr. Schlanger does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Schlanger has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Schlanger that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Arrangements

In connection with his appointment as Interim President and CEO, Mr. Schlanger will continue to receive the same annual base salary and be eligible to participate in cash-based annual incentive plan that applied in his role as EVP and CFO. In addition, the Compensation and Human Capital Committee of the Board recommended, and the Board approved, the following additional compensation package for Mr. Schlanger, effective as of March 23, 2025:

Name	Monthly Stipend(a)	2025 RSUs(b)	Promotion RSUs(c)	Transformation RSUs(d)
Daniel K. Schlanger	$100,000	$4,125,000	$4,100,000	$1,000,000

(a)	To be paid for each month of service as Interim President and CEO, which will be pro-rated for any month of partial service based on the number of days in such month in which Mr. Schlanger serves in such role.
(b)	Represents an award of restricted stock units (“RSUs”) equal to the value of the award that Mr. Schlanger would have received in his role as EVP and CFO in 2025 had he not announced his intent to retire from the Company effective March 31, 2025: (i) 40% of the award will be in the form of time-based RSUs, vesting annually, in one-third increments on February 19th of 2026, 2027 and 2028, and (ii) 60% of the award will be in the form of performance-based RSUs, vesting, to the extent earned, on February 19, 2028 and measured against (a) the Company’s Cumulative Adjusted Funds from Operations per Share (as defined in the RSU Agreement between the Company and Mr. Schlanger governing the award (“RSU Agreement”)), weighted at 30%; and (b) the Company’s Average Return on Invested Capital (as defined in the RSU Agreement), weighted at 30%. The performance-based RSUs are further subject to a modifier of +/- 15% based on the Company's total shareholder return performance relative to the TSR Peer Group (as defined in the RSU Agreement). The RSUs will vest subject to Mr. Schlanger’s continued employment through each applicable vesting date; provided, that Mr. Schlanger will continue to vest in the RSUs as if he was an employee of the Company through the final vesting date if Mr. Schlanger is terminated by the Company without cause prior to the award becoming fully vested.
(c)	Represents an award of time-based promotion RSUs, which are expected to vest in full on March 23, 2026, subject to Mr. Schlanger’s continued employment through the vesting date; provided, that the RSUs will accelerate and vest in full if Mr. Schlanger is terminated by the Company without cause prior to the vesting date.

(d)	Represents an award of RSUs that vest 50% upon the successful closing of a sale of the Company’s Fiber business (both small cells and fiber solutions) and 50% on the six month anniversary of such closing, subject to Mr. Schlanger’s continued employment through the applicable vesting date; provided, that the RSUs will accelerate and vest in full if Mr. Schlanger is terminated by the Company without cause prior to the award becoming fully vested.

In addition, as a result of Mr. Schlanger waiving his rights to assert good reason (as defined in the CFO Severance Agreement) in connection with his transition out of the role of EVP and CFO, during the period between the Transformation Date and 60 days after such date, Mr. Schlanger may assert good reason. For purposes of this paragraph, “Transformation Date” means the earlier of (x) the closing of the transactions contemplated by the Stock Purchase Agreement, dated March 13, 2025, by and among Crown Castle Operating Company, CCS&E LLC, Crown Castle Investment II Corp., Fiber Finco, LLC, Small Cells Holdco Inc. and, solely for the purposes of certain sections thereof, Crown Castle, Inc. and Zayo Group Holdings, Inc. or (y) September 30, 2026.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Interim President and CEO Agreement, a copy of which will be filed as an exhibit to a Quarterly Report on Form 10-Q.

Mr. Moskowitz’s departure meets the definition of a qualifying termination pursuant to the severance agreement Mr. Moskowitz entered into with the Company effective April 11, 2024. As a result, Mr. Moskowitz is eligible to receive certain payments and benefits following his separation, in accordance with such agreement.

ITEM 7.01-REGULATION FD DISCLOSURE

On March 24, 2025, the Company issued a press release regarding the foregoing matters. The Company’s press release is furnished herewith as Exhibit 99.1.

ITEM 9.01-FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 24, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

The information in Item 7.01 of this Report and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.

By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel

Date: March 24, 2025